Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of Spectral AI, Inc. (“Spectral AI”) on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter M. Carlson, Chief Executive Officer of Spectral AI, and I, Vincent Capone, Chief Financial Officer of Spectral AI, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Spectral AI and its subsidiaries.

Date:	March 29, 2024	By:	/s/ Peter M. Carlson
Peter M. Carlson
Chief Executive Officer

Date:	March 29, 2024	By:	/s/ Vincent Capone
Vincent Capone
Chief Financial Officer

*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.